CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2013, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of certain Russell Investment Company funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Trustees and Officers”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, WA

February 25, 2014

Appendix I

Russell U.S. Core Equity Fund

Russell U.S. Defensive Equity Fund

Russell U.S. Dynamic Equity Fund

Russell U.S. Strategic Equity Fund

Russell U.S. Large Cap Equity Fund

Russell U.S. Mid Cap Equity Fund

Russell U.S. Small Cap Equity Fund

Russell International Developed Markets Fund

Russell Global Equity Fund

Russell Emerging Markets Fund

Russell Tax-Managed U.S. Large Cap Fund

Russell Tax-Managed U.S. Mid & Small Cap Fund

Russell Global Opportunistic Credit Fund

Russell Strategic Bond Fund

Russell Investment Grade Bond Fund

Russell Short Duration Bond Fund

Russell Tax Exempt Bond Fund

Russell Commodity Strategies Fund

Russell Global Infrastructure Fund

Russell Global Real Estate Securities Fund

Russell Multi-Strategy Alternative Fund

Russell Strategic Call Overwriting Fund

Growth Strategy Fund

Conservative Strategy Fund

Moderate Strategy Fund

Balanced Strategy Fund

Equity Growth Strategy Fund

2015 Strategy Fund

2020 Strategy Fund

2025 Strategy Fund

2030 Strategy Fund

2035 Strategy Fund

2040 Strategy Fund

2045 Strategy Fund

2050 Strategy Fund

2055 Strategy Fund

In Retirement Fund